Jaspers + Hall, PC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

June 13, 2006

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, DC 20549

RE: Information Architects Corporation and Subsidiaries – 10-KSB/A

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this Registration Statement on Form 10-KSB/A of our report dated April 7, 2006 on our audits of the financial statements of Information Architects Corporation and Subsidiaries for the years ended December 31, 2005 and 2004, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado